Exhibit 10.8

SOVEREIGN BANK – LOAN NO. 17036096

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as amended, modified or restated from time to time, this “Agreement”) dated as of DECEMBER 4, 2015 (the “Effective Date”), is between SOVEREIGN BANK, a Texas state bank (“Lender”), and LAZARUS ENERGY HOLDINGS LLC, a Delaware limited liability company (“Pledgor”).

RECITALS

WHEREAS, Lender has extended certain financial accommodations to LAZARUS REFINING & MARKETING, LLC, a Delaware limited liability company (“Debtor”), pursuant to that certain LOAN AGREEMENT dated as of the Effective Date between Lender and Debtor (as amended, modified, or restated from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein shall have the same meanings as in the Loan Agreement); and

WHEREAS, it is expressly understood between Pledgor and Lender that the execution and delivery of this Agreement is a condition precedent to Lender’s obligation to enter into the Loan Agreement, the value of the consideration received and to be received by Pledgor is reasonably worth at least as much as the liability and obligation of Pledgor under this Agreement, and such liability and obligation may reasonably be expected to benefit Pledgor directly or indirectly;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest.  Pledgor pledges, assigns and grants to Lender a first lien security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligations (as defined in the Loan Agreement and used herein with the same meaning).  The security interest is granted in the following collateral (the “Collateral”):

(a) The issued and outstanding capital stock of BLUE DOLPHIN ENERGY COMPANY, a Delaware corporation (“Issuer”) described on Schedule A attached hereto (the “Equity Interests”), together with any and all other securities, cash, certificates or other property, warrants, options or rights distributed or distributable in respect of, or in substitution or exchange for such shares of common stock or such certificate or any of the foregoing, or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for all or any thereof; and

(b) Any and all of the following property that Pledgor receives, or is or becomes entitled to receive, on account of any of the Equity Interests or any other Collateral: (i) any stock certificate, including without limitation, any certificate representing a stock dividend or any certificate issued or issuable in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; (ii) any and all options, warrants and subscription or other rights, whether received or receivable as an addition to or in substitution of any other Collateral, including all certificates evidencing or representing the same; (iii) any and all dividends or distributions of any kind whatsoever, whether distributable in cash, cash equivalents, stock or other securities, or other property of any kind; (iv) any interest, premium or principal payments; (v) any and all conversion or redemption proceeds; and (vi) any and all other dividends, profits, proceeds, income, distributions, payments upon dissolution or liquidation of Issuer, payments upon the sale, financing or refinancing of any of the property or assets of Issuer, payments of proceeds of a casualty or condemnation, return of capital, proceeds upon a redemption or conversion, repayment of loans, and payments of any kind or nature whatsoever, in each case now or hereafter distributable or payable by Issuer or any shareholder of Issuer (in its capacity as a shareholder) to Pledgor by reason of Pledgor being a shareholder in Issuer, or now or hereafter distributable or payable to Pledgor from any other source by reason of Pledgor being a shareholder of either, or on account of any interest in or claim or rights against Issuer held by Pledgor, or with respect to the assets of Issuer by reason of Pledgor being a shareholder in Issuer; and

(c) Any shareholder agreements or Organizational Documents relating to Issuer or its shareholders;

(d) All accounts, contract rights, security entitlements, securities accounts, investment property and general intangibles now or hereafter evidencing or arising from any of the foregoing; and

(e) All notes or other documents or instruments now or hereafter evidencing or securing any of the foregoing; and

(f) All right of Pledgor to collect and enforce payments distributable or payable by Issuer or any shareholder of Issuer to Pledgor pursuant to the terms of the Organizational Documents of Issuer; and

(g) All documents, writings, books, files, records, computer tapes, programs, ledger books and ledger pages arising from or evidencing any of the foregoing; and

(h) All renewals, extensions, additions, substitutions or replacements of any of the foregoing; and

(i) All powers, options, rights, privileges and immunities pertaining to any of the foregoing; and

(j) All products and proceeds of any of the foregoing and all cash, security or other property distributed on account of, or in exchange or substitution of, any of the foregoing (including, without limitation, all stock rights, stock splits, subscription rights, dividends, new certificates and new securities).

2. Pledgor’s Warranties.  Pledgor hereby represents and warrants to Lender as follows:

(a) Financing Statements; Liens and Security Interests.  No financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.  This Agreement creates a valid first priority security interest in favor of Lender in the Collateral.  The taking possession by the Lender of the certificates representing the Equity Interests and all other certificates and instruments constituting Collateral, together with a Stock Power in the form of Exhibit A attached hereto, will perfect and establish the first priority of the Lender’s security interest in the Equity Interests.

(b) Ownership.  Pledgor owns the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except for taxes not yet due and payable and the security interest hereunder.

(c) Power and Authority.  Pledgor has full power and authority to enter into this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

3. Pledgor’s Covenants.  Until full payment and performance of all of the Indebtedness, unless Lender otherwise consents in writing:

(a) Agreement.  Pledgor shall perform all of its agreements herein and in any other agreements between it and Lender.

(b) Ownership of Collateral.  Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Lender.  Pledgor shall keep the Collateral free from all liens and security interests other than taxes not yet due and payable and the security interest hereunder.

(c) Lender’s Costs.  Pledgor shall pay all reasonable costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, reasonable attorney’s fees, legal expenses and expenses of sales.  Whether the Collateral is or is not in Lender’s possession, and without any obligation to do so and without waiving Pledgor’s default for failure to make any such payment, Lender at its option may pay any such costs and expenses and discharge encumbrances on the Collateral, and such payments shall be a part of the Indebtedness and bear interest at the maximum rate under applicable law.  Pledgor agrees to reimburse Lender on demand for any costs so incurred.

(d) Possession of Collateral.  Pledgor shall deliver all equity and stock certificates to Lender, and following and during the continuation of an Event of Default, Pledgor shall deliver all other instruments and documents which are a part of the Collateral and in Pledgor’s possession to Lender immediately, or if hereafter acquired, immediately following acquisition, in a form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed in form and substance reasonably satisfactory to Lender.

(e) Power of Attorney.  Pledgor appoints Lender and any officer thereof as Pledgor’s attorney-in-fact with full power in Pledgor’s name and on Pledgor’s behalf to do every act which Pledgor is obligated to do or may be required to do hereunder following the occurrence and during the continuation of an Event of Default; provided however, nothing in this paragraph shall be construed to obligate Lender to take any action hereunder nor shall Lender be liable to Pledgor for failure to take any action hereunder.  This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Indebtedness is outstanding and shall not terminate on the disability or incompetence of Pledgor.  Without limiting the generality of the foregoing, Lender shall have the right and power following the occurrence and during the continuation of an Event of Default, to receive, indorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend, interest payment or other distribution payable in respect of the Collateral or any part thereof.

4. Rights and Powers of Lender.  Lender, after an Event of Default and during the continuation thereof, without liability to Pledgor may: (a) take control of proceeds, including securities received as dividends or by reason of splits; (b) release the Collateral in its possession to Pledgor, temporarily or otherwise; (c) take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use same to reduce any part of the Indebtedness; (d) exercise all other rights which an owner of such Collateral may exercise; and (e) transfer any of the Collateral or evidence thereof into its own name or that of its nominee.  Lender shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Lender, its officers, agents or employees, except for its or their own willful misconduct or gross negligence.  The foregoing rights and powers of Lender will be in addition to, and not a limitation upon, any rights and powers of Lender given by law, elsewhere in this Agreement, or otherwise.

5. Event of Default.  If any Event of Default shall occur and be continuing, then, in each and every such case, Lender may, without (a) presentment, demand, or protest, (b) notice of default, dishonor, demand, non-payment, or protest, (c) notice of intent to accelerate all or any part of the Indebtedness, (d) notice of acceleration of all or any part of the Indebtedness, or (e) notice of any other kind, all of which Pledgor hereby expressly waives (except for any notice required under this Agreement, any other Loan Document or which may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Lender’s option:

(a) Acceleration.  The Indebtedness shall, at Lender’s option, become immediately due and payable.

(b) Liquidation of Collateral.  Sell, or instruct any agent or broker to sell, all or any part of the Collateral in a public or private sale, direct any agent or broker to liquidate all or any part of any account and deliver all proceeds thereof to Lender, and apply all proceeds to the payment of any or all of the Indebtedness in such order and manner as Lender shall, in its discretion, choose or hold such proceeds as additional Collateral for the Indebtedness.

(c) Code.  All of the rights, powers and remedies of a secured creditor under the Code.

Pledgor specifically understands and agrees that any sale by Lender of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Lender at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Pledgor hereby releases Lender and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.  If, in the opinion of Lender, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Lender may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Lender shall be deemed “commercially reasonable.”

6. No Disposition, Etc.  Without the prior written consent of Lender, Pledgor agrees that Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof.

7. General.

(a) Parties Bound.  Lender’s rights hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the Indebtedness or the Collateral, Lender thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Lender shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred.  All representations, warranties and agreements of Pledgor, if more than one, are joint and several and all shall be binding upon the successors and assigns of Pledgor.

(b) Waiver.  No delay of Lender in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.  No waiver by Lender of any right hereunder or of any default by Pledgor shall be binding upon Lender unless in writing, and no failure by Lender to exercise any power or right hereunder or waiver of any default by Pledgor shall operate as a waiver of any other or further exercise of such right or power or of any further default.  Each right, power and remedy of Lender as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all other such rights, powers or remedies.

(c) Notice.  All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof  and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the time of expedited delivery and in the manner provided herein, or in the case of mail, upon the THIRD (3rd) day after deposit in a depository receptacle under the care and custody of the United States Postal Service. Any party shall have the right to change its address of notice hereunder to any other location within the continental United States by notice to the other party of such new address.  Notice shall be deemed reasonable if given in accordance with this clause (c) at least TEN (10) days before the related action (or if the Code elsewhere specifies a longer period, such longer period).

(d) Modifications.  No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Pledgor and Lender.  The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

(e) Partial Invalidity.  The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein, and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

(f) Applicable Law and Venue.  This Agreement has been delivered in the State of Texas and shall be construed in accordance with the laws of that State.  This Agreement is performable by Pledgor in the county or city of Lender’s address as set forth in this Agreement and Pledgor expressly waives any objection as to venue in any such location.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

(g) Other Pledge Agreement; Partial Release; Replacement Stock Certificates.  Pledgor and Lender have previously entered that certain Pledge Agreement dated May 2, 2014, between Pledgor and Lender relating to Loan Number 17033655 (the “2014 Pledge Agreement”), pursuant to which Pledgor granted a security interest in, among other things, (i) 200,000 shares of stock of Issuer represented by Certificate No. BDC2593, (ii) 200,000 shares of stock of Issuer represented by Certificate No. BDC2594, and (iii) 200,000 shares of stock of Issuer represented by Certificate No. BDC2597, together with the other “Collateral” relating thereto under the 2014 Pledge Agreement (the “BDC Share Collateral”), in order to secure the “Indebtedness” referenced therein (the “2014 Indebtedness”).  In connection with the execution and delivery of this Agreement, Pledgor and Lender agree and confirm as follows:  (A) all liens and security interests granted to Lender under the 2014 Pledge Agreement in and to 50,000 of the 200,000 shares of stock of Issuer represented by Certificate No. BDC 2594 (and all other “Collateral” related thereto under the 2014 Pledge Agreement) shall hereafter be subordinate in priority to the liens and security interests granted to Lender under this Agreement in and to such property, notwithstanding the order, manner or time or grant or perfection; (B) all liens and security interests granted to Lender under the 2014 Pledge Agreement in and to the 200,000 shares of stock of Issuer represented by Certificate No. BDC 2597 (and all other “Collateral” related thereto under the 2014 Pledge Agreement) shall hereafter be subordinate in priority to the liens and security interests granted to Lender under this Agreement in and to such property, notwithstanding the order, manner or time or grant or perfection; (C) with respect to any UCC-1 financing statements with naming Pledgor as debtor and Lender as secured party, Lender is acting as secured party having a security interest in and to all BDC Share Collateral or portions thereof granted under the 2014 Pledge Agreement and this Agreement, and in possessing any BDC Share Collateral, Lender holding the same, and is acting as agent on behalf of itself, under the 2014 Pledge Agreement and on behalf of itself as Lender under this Agreement; (D) with respect to the shares of stock of Issuer evidenced by Certificate No. BDC2594, (1) for all shares evidenced by such stock certificate except for 50,000 shares of such stock of Issuer, Lender shall have a first priority security interest in such shares of stock of Issuer for itself as Lender and secured party under the 2014 Pledge Agreement to secure the 2014 Indebtedness and (2) for the remaining 50,000 shares of such stock of Issuer, (I) Lender shall have a second priority security interest in such 50,000 shares of stock of Issuer for itself as Lender and secured party under the 2014 Pledge Agreement to secure the 2014 Indebtedness and (II) Lender shall have a first priority security interest in such 50,000 shares of stock of Issuer for itself as Lender and secured party under this Agreement to secure the Obligations; (E) with respect to the 200,000 shares of such stock of Issuer evidenced by Certificate No. BDC2597, (I) Lender shall have a second priority security interest in such 200,000 shares of stock of Issuer for itself as Lender and secured party under the 2014 Pledge Agreement to secure the 2014 Indebtedness and (II) Lender shall have a first priority security interest in such 200,000 shares of stock of Issuer for itself as Lender and secured party under this Agreement to secure the Obligations; (F) Lender is authorized to take any remedies or enforce any rights granted by the 2014 Pledge Agreement or this Agreement or the related loan documents or applicable law; and (G) at the request or election of Lender, Pledgor shall promptly cause Certificate No. BDC2594 to be replaced by two or more separate replacement certificates, one or more of which may evidence 150,000 shares of stock of Issuer in the aggregate (and will remain pledged to Lender pursuant to the 2014 Pledge Agreement) and one or more of which may evidence 50,000 shares of stock of Issuer in the aggregate (and will be pledged to Lender pursuant to this Agreement on a first priority basis and will remain pledged to Lender pursuant to the 2014 Pledge Agreement on a second priority basis), or in such other subset or denominations as Lender may request (and Lender is hereby irrevocably authorized to take such actions and sign and deliver such documents and instruments (including issuance of replacement stock certificates of Issuer) on behalf of Pledgor as it deems necessary or advisable to carry out the intent of this Section and this Agreement or to perform any obligations of Pledgor hereunder.  Except as expressly modified by this Section 7(g), none of Lender’s rights granted under the 2014 Pledge Agreement shall be impaired, diminished, discontinued or otherwise affected in any way.

(h) Ratification of Prior Documents.  Pledgor hereby ratifies, approves, and confirms (i) all terms, provisions, conditions and obligations (including the liens and security interests granted thereunder) of the 2014 Pledge Agreement (and the “Loan Agreement” defined therein) and each collateral document, each guaranty and each other loan document, instrument or agreement related thereto to which it is a party and all actions taken under or pursuant to such foregoing documents, instruments or agreements and (ii) all terms, provisions, conditions and obligations (including the liens and security interests granted thereunder) of the LE Loan Agreement (as defined in the Loan Agreement) and each pledge or other collateral document, each guaranty and each other loan document, instrument or agreement related thereto to which it is a party and all actions taken under or pursuant to such foregoing documents, instruments or agreements, in each case in each and every respect.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

EXECUTED as of the Effective Date.

LENDER:	ADDRESS:

SOVEREIGN BANK	17950 Preston Road, Suite 500
Dallas, TX 75252
By:
Name:
Title:

PLEDGOR:	ADDRESS:

LAZARUS ENERGY HOLDINGS LLC	801 Travis Street, Suite 2100
Houston, TX 77002
By: ______________________ Name: Jonathan Pitts Carroll, Sr. Title: Member

ACKNOWLEDGEMENT

BLUE DOLPHIN ENERGY COMPANY, a Delaware corporation (“Issuer”), signs this Acknowledgement for the following purposes: Issuer has reviewed the terms and conditions of the foregoing Agreement and acknowledges the lien of Lender on the Collateral as of the date first written above. Issuer hereby confirms and agrees that (i) Pledgor is the registered owner of pledged stock in Issuer, and (ii) Issuer shall not change the registered owner of the Equity Interests without the prior written consent of Lender. If Issuer shall receive instructions originated by Lender relating to the Collateral, Issuer shall immediately comply with such instructions without further consent by Pledgor or any other person.

BLUE DOLPHIN ENERGY COMPANY

By:  ___________________
Name:  Jonathan P. Carroll
Title:    President

SCHEDULE A
TO PLEDGE AGREEMENT

PLEDGED STOCK

Class of Stock	Stock Certificate No.	No. of Shares
COMMON	BDC2594	50,000 shares of 200,000 shares represented by Stock Certificate BDC2594
COMMON	BDC2597	200,000

EXHIBIT A
TO PLEDGE AND CONTROL AGREEMENT

STOCK POWERS

ATTACHED

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _________________________________, 50,000 out of 200,000 shares of common stock in BLUE DOLPHIN ENERGY COMPANY, a Delaware corporation, standing in the name of the undersigned on the books of such corporation, represented by Certificate Number BDC2594 and the undersigned does hereby irrevocably constitute and appoint __________________________________ the undersigned’s true and lawful attorney-in-fact, with full power of substitution, to transfer this stock on the books of such corporation.

LAZARUS ENERGY HOLDINGS LLC

By:   _______________________
Name:  Jonathan P. Carroll
Title:    Sole Member

Dated:

ATTACH CERTIFICATE REPRESENTING EQUITY INTEREST

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _________________________________, 200,000 shares of common stock in BLUE DOLPHIN ENERGY COMPANY, a Delaware corporation, standing in the name of the undersigned on the books of such corporation, represented by Certificate Number BDC2597 and the undersigned does hereby irrevocably constitute and appoint __________________________________ the undersigned’s true and lawful attorney-in-fact, with full power of substitution, to transfer this stock on the books of such corporation.

LAZARUS ENERGY HOLDINGS LLC

By: _______________________
Name: Jonathan P. Carroll
Title: Sole Member

Dated:

ATTACH CERTIFICATE REPRESENTING EQUITY INTEREST